UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

New Century Energy Corp.
(Exact name of Registrant as specified in its charter)

Colorado	1311	93-1192725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5851 San Felipe, Suite 775
Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 266-4344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2007, New Century Energy Corp. (“we,” “us,” and the “Company”) entered into a Third Amended and Restated Secured Term Note with Laurus Master Fund, Ltd. (“Laurus” and the “Third Restated Note”). The Third Restated Note amended the terms of our Second Amended and Restated Secured Term Note entered into with Laurus on or about January 2, 2007, which in turn amended the terms of our Amended and Restated Secured Term Note with Laurus, entered into on March 30, 2006, which in turn amended the terms of our original Secured Term Note entered into with Laurus on September 15, 2005. The Secured Term Note had an original balance as of September 15, 2005, of $9,500,000, and was amended in connection with the entry into the Amended and Restated Term Note in March 2006, to provide that principal and interest on the note, which accrues at 20% per annum, payable monthly in arrears, would be repaid to Laurus by way of a production payment on certain of our oil and gas property (described below). The interest rate of the Term Note, which rate was not changed by any of the amendments to the Secured Term Note, is twenty percent (20%) per year, based on a 360 day year, payable monthly in arrears. The Third Restated Note amended the maturity date of the note from July 2, 2007, which was the maturity date of the Second Amended and Restated Secured Term Note, to December 31, 2007, and amended the terms of an event of default under the Second Amended and Restated Term Note to include an event of default under any other of the previous Securities Purchase Agreements or related agreements entered into with Laurus by us and/or by Gulf Coast Oil Corporation, our wholly owned subsidiary.

The Third Restated Note provides for the payment of amortizing payments ("Amortizing Payments") of principal and interest due under the Third Restated Note equal to eighty percent (80%) of the gross proceeds paid to us in respect of oil, gas and/or other hydrocarbon production arising from our 7.25% working interest in the Wishbone Field in the Lindholm-Hanson Gas Unit, located in McMullen County, Texas, purchased by us pursuant to the Purchase and Sale Agreement dated September 2, 2005 (the "September Interests" and the "Production Payments"). Pursuant to the Third Restated Note, each such Amortizing Payment shall be made by us to Laurus not later than five (5) days following the date on which we receive the Production Payment, commencing with all Production Payments received by us after March 1, 2006, with respect to the production month of January 2006 and each month thereafter. Additionally, pursuant to the terms of the Third Restated Note, we are obligated to pay Laurus an amount each month equal to the greater of (a) the amount owing to Laurus in connection with the monthly Amortizing Payment and (b) the total amount of interest due under the Third Restated Note.

As of the date of this filing, the outstanding balance of the Third Amended Note is approximately $6,351,590.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number:	Description of Exhibit
10.1(1)	Secured Term Note
10.2(2)	Amended and Restated Secured Term Note
10.3(3)	Second Amended and Restated Secured Term Note
10.4*	Third Amended and Restated Secured Term Note

(1) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on September 21, 2007, and incorporated herein by reference.

(2) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on April 4, 2007, and incorporated herein by reference.

(3) Filed as an Exhibit to our Report on Form 8-K, filed with the Commission on January 10, 2007, and incorporated herein by reference.

* Attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Energy Corp.

Date: July 12, 2007	By:	/s/ Edward R. DeStefano
Edward R. DeStefano
President